Exhibit 1.1
Halliburton Company
3.25% Senior Notes due 2021
4.50% Senior Notes due 2041
Underwriting Agreement
New York, New York
November 8, 2011
To the Representatives named in
      Schedule I hereto of the several
      Underwriters named in
      Schedule II hereto
Ladies and Gentlemen:
          Halliburton Company, a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Securities”), to be issued under the indenture (the “Base Indenture”), dated as of October 17, 2003, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank), as trustee (the “Trustee”), as supplemented by a supplemental indenture (the “Supplemental Indenture”), to be dated November 14, 2011 between the Company and the Trustee. In this Agreement, the Base Indenture, as supplemented by the Supplemental Indenture, is referred to as the “Indenture.” To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.
          1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

     (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).
     (b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

     (c) (i) The Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
     (e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
     (f) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereof does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (g) The documents incorporated by reference in the Disclosure Package and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Disclosure Package and the Final Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.
     (h) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and Final Prospectus, and the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where any such failure to be so qualified or in good standing in such other jurisdictions would not, individually or in the aggregate, have a Material Adverse Effect (as defined below).
     (i) Each Material Subsidiary (as defined below) has been duly formed or incorporated and is existing in good standing as a corporation, limited liability company or limited partnership, as applicable, under the laws of the jurisdiction of its incorporation or formation, with corporate, limited liability company or limited partnership power and authority to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus; and each Material Subsidiary is duly qualified to do business and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where any such failure to be so qualified or in good standing in such other jurisdictions would not, individually or in the aggregate, have a material adverse effect on the financial condition, business or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”); all of the issued and outstanding ownership interests of the Material Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable; and the ownership interests of each Material Subsidiary are, directly or indirectly, owned free from liens, encumbrances and defects. The Company represents that Annex A hereto furnished by the Company lists all material subsidiaries of the Company (each such subsidiary, a “Material Subsidiary”).

     (j) The financial statements of the Company incorporated by reference in the Disclosure Package and the Final Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements comply in all material respects with the applicable requirements of the Act and the Exchange Act and have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and any schedules incorporated by reference in the Disclosure Package and the Final Prospectus present fairly the information required to be stated therein.
     (k) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.
     (l) The Company has duly taken all necessary corporate action to authorize the offering and sale of the Securities and the other transactions contemplated by this Agreement; and this Agreement has been duly authorized, executed and delivered by the Company.
     (m) The Securities have been duly authorized by the Company and, when issued and delivered to and paid for by the Underwriters in accordance with this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid, enforceable and legally binding obligations of the Company entitled to the benefits provided by the Indenture, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (n) The Indenture has been duly authorized, and when executed and delivered by the Company and assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (o) The execution, delivery and performance of this Agreement by the Company, the issue and sale of the Securities and the compliance by the Company with all of the provisions of this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, (ii) any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the Restated Certificate of Incorporation or By-laws of the Company, each as amended to date, except, in the case of clauses (i) and (ii), where any such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect.
     (p) No consent, approval, authorization, or order of, or registration or qualification or filing with, any governmental agency or body or any court is required for the execution and delivery by the Company of this Agreement, the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement, except (i) such as have been obtained under the Act and the Trust Indenture Act and (ii) such as may be required under state or foreign takeover statutes and securities or “blue sky” laws in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.
     (q) Neither the Company nor any Material Subsidiary is in violation or default of (i) its Certificate of Incorporation or By-laws (or equivalent documents), as amended to date, or (ii) any material obligation, agreement, covenant or condition contained in any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, instrument or other agreement to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except in the case of clauses (ii) or (iii), for any such breach or violation which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
     (r) The statements set forth in the Disclosure Package and the Final Prospectus under the captions “Description of Notes” and “Description of the Debt Securities,” insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Underwriting” (except for the seventh and eighth paragraphs related to stabilization and syndicate covering transactions), insofar as they purport to describe the provisions of the laws and documents referred to therein, constitute accurate and fair summaries of the matters described therein in all material respects.
     (s) The Securities and the Indenture will conform in all material respects to the descriptions thereof in the Disclosure Package and the Final Prospectus.
     (t) The statements set forth in the Disclosure Package and the Final Prospectus under the caption “Certain U.S. Federal Tax Considerations for Non-U.S. Holders,” insofar as they purport to constitute summaries of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.
     (u) Except as disclosed in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), each of the Company and its subsidiaries (i) is in compliance with, and is not subject to costs or liabilities under, any and all foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to it or its business or operations or ownership or use of its property (“Environmental Laws”), and (ii) has not received notice of any actual or potential cost or liability or other impacts arising out of any Environmental Laws, any proposed changes thereto, or any hazardous or toxic substances or wastes, pollutants or contaminants and is not aware of any basis for any such liability or other impacts, except, in the case of clauses (i) and (ii), where such non-compliance, costs or liabilities or other impacts would not, individually or in the aggregate, have a Material Adverse Effect.
     (v) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications, except where any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.
     (w) The Company is not and, after giving effect to the offering and sale of the Securities and the application of proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” as such terms are defined under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (x) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the lack thereof would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
     (y) Except as disclosed in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there are no pending or, to the Company’s knowledge, threatened or contemplated actions, suits or proceedings by or before any court or governmental agency, authority or body or any arbitrator against or affecting the Company or any of its subsidiaries or any of their respective properties that, if determined adversely to the Company (including as a result of the Company’s obligations under the Master Separation Agreement, dated as of November 20, 2006 (the “Master Separation Agreement”), between the Company and KBR, Inc.), would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated thereby.
     (z) Except as disclosed in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), to the knowledge of the Company (i) none of the

Company, any of its subsidiaries or any of their respective majority owned or otherwise controlled joint ventures, or any director, officer, agent or employee of the Company, any of its subsidiaries or any of their respective majority owned or otherwise controlled joint ventures (who, with respect to such joint ventures, is also an employee of the Company) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, (ii) the Company, its subsidiaries and their respective majority owned or otherwise controlled joint ventures, and the directors, officers, agents and employees of the Company, its subsidiaries and their respective majority owned or otherwise controlled joint ventures (who, with respect to such joint ventures, is also an employee of the Company) have conducted their businesses in compliance with the FCPA and (iii) the Company, its subsidiaries and their respective majority owned or otherwise controlled joint ventures, and the directors, officers, agents and employees of the Company, its subsidiaries and their respective majority owned or otherwise controlled joint ventures (who, with respect to such joint ventures, is also an employee of the Company) have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, except, in the case of clauses (i) and (ii), where any such violation or noncompliance would not, individually or in the aggregate, have a Material Adverse Effect.
     (aa) To the knowledge of the Company, none of the Company, any of its subsidiaries or any of their respective majority owned or otherwise controlled joint ventures, or any director, officer, agent or employee of the Company, any of its subsidiaries or any of their respective majority owned or otherwise controlled joint ventures (who, with respect to such joint ventures, is also an employee of the Company) is currently subject to any penalty, charging or warning letter, settlement agreement or order relating to any U.S. sanctions administered by or on behalf of the Office of Foreign Assets Control of the U.S. Treasury Department.
     (bb) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.
     (cc) Neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

     (dd) Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., RBS Securities Inc., Credit Suisse Securities (USA) LLC or Morgan Stanley & Co. LLC and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., RBS Securities Inc., Credit Suisse Securities (USA) LLC or Morgan Stanley & Co. LLC.
     (ee) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company, including in reports that it files or submits under the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; and the Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
     (ff) The Company makes and keeps accurate books and records and maintains a system of internal controls over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company is not aware of any material weakness in its internal controls over financial reporting.
     (gg) KPMG LLP, which has certified the financial statements of the Company and its subsidiaries incorporated by reference in the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder.
          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each

Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.
          3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. Certificates for the Securities shall be registered in such names and in such denominations as Citigroup Global Markets Inc. may request not less than two Business Days in advance of the Closing Date.
     The Company agrees to have the Securities available for inspection, checking and packaging by the Representative in New York, New York, not later than 1:00 PM on the Business Day prior to the Closing Date.
          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.
          5. Agreements. The Company agrees with the several Underwriters that:
          (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will file promptly all reports and any definitive proxy statement or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Final Prospectus and for as long as the delivery of a prospectus is required in connection with the offering or sale of the Securities. The Company will use its commercially reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.
          (b) To prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.
          (c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.
          (d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus or file under the Exchange Act any document incorporated by reference in the Final Prospectus in order to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the first and second sentences of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

          (e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
          (f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.
          (g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
          (h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereof; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
          (i) The Company will not, without the prior written consent of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and RBS Securities Inc. offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.
          (j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
          (k) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any agreement among the Underwriters, any blue sky memorandum, closing documents (and any compilations thereof) and all other agreements or documents printed (or reproduced) and delivered in connection with the offering, purchase, sale and delivery of the Securities; (v) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vi) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the fees and expenses of counsel for the Underwriters relating to such filings); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities, including road show expenses; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) any fees charged by securities rating services for rating the Securities; (x) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that, except as provided in this Section, and Sections 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
     (a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) The Company shall have requested and caused Baker Botts L.L.P., counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Underwriters, to the effect that:
     (i) The Registration Statement has become effective under the Act; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued, no proceedings for that purpose have been instituted or threatened;
     (ii) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus; and the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the State of Texas (such counsel being entitled to rely in respect of the opinion in this clause upon certificates of officers of the Company and public officials, provided that such counsel shall state that they believe that both the Underwriters and they are justified in relying upon such certificates);
     (iii) The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act, and, assuming the due authorization, execution and delivery by the Trustee, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

     (iv) The Securities have been duly authorized, executed, authenticated, issued and delivered by the Company and constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;
     (v) The Securities and the Indenture conform to the descriptions thereof in the Disclosure Package and the Final Prospectus in all material respects;
     (vi) To such counsel’s knowledge and other than as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, there are no legal or governmental proceedings pending by or before any court or governmental agency, authority or body to which the Company or any Material Subsidiary is a party or of which any property of the Company or any of the Material Subsidiaries is subject that is required to be described in each of the Registration Statement or the Preliminary Prospectus and the Final Prospectus that is not so described;
     (vii) This Agreement has been duly authorized, executed and delivered by the Company;
     (viii) Although the discussion set forth in the Preliminary Prospectus and the Final Prospectus under the caption “Certain U.S. Federal Tax Considerations for Non-U.S. Holders,” does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Securities, in such counsel’s opinion, such discussion constitutes in all material respects, a fair and accurate summary of the United States federal tax consequences of the purchase, ownership and disposition of the Securities by the holders addressed therein based upon current law and subject to the qualifications set forth therein;
     (ix) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended; and
     (x) No consent, approval, authorization, or order of, or registration or qualification or filing with, any governmental agency or body or any court is required for the execution and delivery by the Company of this Agreement, the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except (i) such as have been obtained under the Act and the Trust Indenture Act and (ii) such as may be required under state or foreign takeover statutes and securities or “blue sky” laws in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.
     Such counsel shall also include, in a separate paragraph of its opinion, statements to the following effect: such counsel has reviewed the Registration Statement, the Disclosure Package and the Final Prospectus and has participated in conferences with officers and other representatives of the Company, with representatives of KPMG LLP and with representatives of and counsel to the Underwriters, at which the contents of the Registration Statement, the Disclosure Package, the Final Prospectus and related matters were discussed. The purpose of such counsel’s professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Disclosure Package or the Final Prospectus, and such counsel has not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Disclosure Package and the Final Prospectus involve matters of a non-legal nature. Accordingly, such counsel is not passing upon, and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Disclosure Package and the Final Prospectus (except to the extent stated in paragraphs (v) and (viii) above). Subject to the foregoing and on the basis of the information such counsel gained in the course of performing the services referred to above, such counsel advises you that:
     A. the Registration Statement, as of the date it first became effective under the Act, the Preliminary Prospectus, as of 4:30 P.M., New York Time on November 8, 2011 (the time that the underwriters have informed such counsel that is before any confirmations of sale were delivered) (the “Applicable Time”), and the Final Prospectus, as of its date and on the Closing Date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; and
     B. nothing came to such counsel’s attention that caused it to believe that (1) the Registration Statement, as of the Execution Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading, or (3) the Final Prospectus, as of its date and as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case such counsel has not been asked to, and does not, express any belief with respect to (a) the financial statements or other financial or accounting information contained or included or incorporated by reference therein or omitted therefrom, (b) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement or documents incorporated by reference therein or (c) that part of the Registration Statement that constitutes the Form T-1.
     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.
     (c) Bruce A. Metzinger, Assistant Secretary of the Company, shall have furnished to the Representatives a written opinion, dated the Closing Date and addressed to the Underwriters, to the effect that:
     (i) Each Material Subsidiary has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation, and each of the Company and each Material Subsidiary has been duly qualified to do business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified and in good standing could not have a Material Adverse Effect; and all of the issued ownership interests of each Material Subsidiary have been duly and validly authorized and issued in accordance with the organizational documents of such Material Subsidiary, are fully paid and non-assessable, if applicable, and (except for directors’ qualifying shares, if applicable) the ownership interests of each Material Subsidiary owned by the Company directly or indirectly are owned, free and clear of all liens, encumbrances, equities or claims, except as set forth in the Disclosure Package and the Final Prospectus (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company and public officials, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);
     (ii) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated (a) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any Material Subsidiary is a party or by which the Company or any Material Subsidiary is bound or to which any of the properties of the Company or any Material Subsidiary is subject, which conflict, breach violation or default would, individually or in the aggregate, have a Material Adverse Effect, (b) will not result in any violation of the provisions of the Restated Certificate of Incorporation or By-laws of the Company, each as amended to date, and (c) will not result in any violation of any statute, any rule, regulation or order of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, which violation of any such statute, order or regulation would individually, or in the aggregate, have a Material Adverse Effect;
     (iii) Neither the Company nor any of its Material Subsidiaries is in violation of its organizational or governing documents or, except as set forth or incorporated by reference in the Disclosure Package and the Final Prospectus, is in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;
     (iv) Except as disclosed in the Disclosure Package and the Final Prospectus, to such counsel’s knowledge, no legal or governmental proceedings are pending, threatened or contemplated by governmental authorities or pending or threatened by others against the Company or any of its subsidiaries which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and
     (v) The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus or any further amendment or supplement thereto made by the Company prior to the Execution Time (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, appear on their face to have complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, to the extent applicable; and he has no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

     Such counsel may state that the opinions expressed are limited in all respects to the federal laws of the United States, the laws of the State of Texas and the General Corporation Law of the State of Delaware, all as in effect on the date thereof. Further, such counsel may state that such counsel expresses no opinion with respect to the Act, or the Exchange Act (except to the extent stated in clause (v) above), or as to any consent, approval, authorization, statute, order, rule or regulation of any governmental agency or regulatory body as may be required under any state securities or “blue-sky” laws.
     (d) The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the President or any Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:
     (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
     (iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

     (f) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters addressed to the Underwriters, in form and substance satisfactory to the Representatives, to the effect set forth in Annex B hereto.
     (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
     (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 6 shall be delivered at the office of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, at 425 Lexington Avenue, New York, New York 10017, on the Closing Date.
          7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the

Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all expenses (including fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.
          8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereof, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
          (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities, (ii) the list of Underwriters and their respective participation in the sale of the Securities and (iii) the seventh and eighth paragraphs under the caption “Underwriting” related to stabilization and syndicate covering transactions in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.
          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of an indemnified party.
          (d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder and provided further that the Underwriters’ obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by any indemnified party as a result of the Losses referred to in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
          9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase;

provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.
          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s securities shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).
          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Investment Grade Syndicate Desk (fax no.: (212) 797-2201) with a copy to the General Counsel (fax no.: (212) 797-4561); HSBC Securities (USA) Inc., Attention: Transaction Management Group (fax no.: (212) 525-0238) at 452 Fifth Avenue, Tower 3, New York, New York 10018; RBS Securities Inc., Attention: Debt Capital Markets Syndicate (fax no.: (203) 873-4534) at 600 Washington Boulevard, Stamford, Connecticut

06901; or, if sent to the Company, will be mailed, delivered or telefaxed to General Counsel (fax no: (713) 839-4563) and confirmed to it at Halliburton Company, 3000 North Sam Houston Parkway East, Houston, Texas 77032, attention of the General Counsel.
          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
          14. No fiduciary duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
          15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
          16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
          18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

     “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
     “Commission” shall mean the Securities and Exchange Commission.
     “Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereof, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
     “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
     “Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.
     “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
     “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
     “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.
     “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.
     “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.
     “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.
          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.
[Signature Pages Follow]

Very truly yours, Halliburton Company
By:	/s/ Christian A. Garcia
	Name:	Christian A. Garcia
	Title:	Senior Vice President & Treasurer

[Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted
as of the date specified in Schedule I hereto.

Citigroup Global Markets Inc.
By:	/s/ Brian D. Bednarski
	Name:	Brian D. Bednarski
	Title:	Managing Director

Deutsche Bank Securities Inc.
By:	/s/ Ryan Montgomery
	Name:	Ryan Montgomery
	Title:	Director

By:	/s/ Meara Kelley
	Name:	Meara Kelley
	Title:	Director

HSBC Securities (USA) Inc.
By:	/s/ Diane M. Kenna
	Name:	Diane M. Kenna
	Title:	Senior Vice President

RBS Securities Inc.
By:	/s/ Mark Frenzel
	Name:	Mark Frenzel
	Title:	Director

[Underwriting Agreement]

Credit Suisse Securities (USA) LLC
By:	/s/ Ryan Tull
	Name:	Ryan Tull
	Title:	Director

Morgan Stanley & Co. LLC
By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

For themselves and the other several Underwriters, if any,
named in Schedule II to the foregoing Agreement.

2

SCHEDULE I
Underwriting Agreement dated November 8, 2011
Registration Statement No. 333-177811
Representatives: Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., RBS Securities Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC
Title, Purchase Price and Description of Securities:
Title: 3.25% Senior Notes due 2021
Principal amount: $500,000,000
Purchase price (include accrued interest or amortization, if any): 99.02%
Title: 4.50% Senior Notes due 2041
Principal amount: $500,000,000
Purchase price (include accrued interest or amortization, if any): 98.619%
Sinking fund provisions: None
Redemption provisions for 3.25% Senior Notes due 2021: optional redemption by the Company at any time before August 15, 2021 (three months prior to maturity), in whole or in part, in principal amounts of $2,000 or any integral multiple of $1,000 in excess thereof for an amount equal to the greater of (1) 100% of the principal amount of the notes and (2) as determined by an independent investment banker, the sum of the present values of the remaining scheduled payments on the notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus 20 basis points; provided, however, at any time on or after August 15, 2021 (three months prior to maturity), the notes may be redeemed at par.
Redemption provisions for 4.50% Senior Notes due 2041: optional redemption by the Company at any time before May 15, 2041 (six months prior to maturity), in whole or on part, in principal amounts of $2,000 or any integral multiple of $1,000 in excess thereof for an amount equal to the greater of (1) 100% of the principal amount of the notes and (2) as determined by an independent investment banker, the sum of the present values of the remaining scheduled payments on the notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus 25 basis points; provided, however, at any time on or after May 15, 2041 (six months prior to maturity), the notes may be redeemed at par.
Closing Date, Time and Location: November 14, 2011 at 10:00 a.m. at
425 Lexington Avenue
New York, New York 10017
Type of Offering: Non-delayed
Date referred to in Section 5(i) after which the Company may offer or sell, or take other actions described in such Section 5(i) with respect to, debt securities issued or guaranteed by the Company without the consent of the Representatives: November 14, 2011.

2

SCHEDULE II

	Principal Amount	Principal Amount
	of 3.25% Senior	of 4.50% Senior
	Notes due 2021 to be	Notes due 2041 to be
Underwriters	Purchased	Purchased
Citigroup Global Markets Inc.	$65,000,000.00	$65,000,000.00
Deutsche Bank Securities Inc.	65,000,000.00	65,000,000.00
HSBC Securities (USA) Inc.	65,000,000.00	65,000,000.00
RBS Securities Inc.	65,000,000.00	65,000,000.00
Credit Suisse Securities (USA) LLC	65,000,000.00	65,000,000.00
Morgan Stanley & Co. LLC	65,000,000.00	65,000,000.00
DnB NOR Markets, Inc.	15,834,000.00	15,834,000.00
Goldman, Sachs & Co.	15,834,000.00	15,834,000.00
J.P. Morgan Securities LLC	15,834,000.00	15,834,000.00
Lloyds Securities Inc.	15,834,000.00	15,834,000.00
U.S. Bancorp Investments, Inc.	15,832,000.00	15,832,000.00
Wells Fargo Securities, LLC	15,832,000.00	15,832,000.00
Scotia Capital (USA) Inc.	5,000,000.00	5,000,000.00
SMBC Nikko Capital Markets Limited	5,000,000.00	5,000,000.00
Standard Chartered Bank	5,000,000.00	5,000,000.00

Total	$500,000,000.00	$500,000,000.00

SCHEDULE III
Schedule of Free Writing Prospectuses included in the Disclosure Package
Pricing Term Sheet

SCHEDULE IV
Filed Pursuant to Rule 433
Issuer Free Writing Prospectus Supplementing
the Preliminary Prospectus Supplement
dated November 8, 2011 and the Prospectus
dated November 8, 2011
Registration No. 333-177811
November 8, 2011
PRICING TERM SHEET

3.25% Senior Notes due 2021
Issuer:	Halliburton Company
Security:	3.25% Senior Notes due 2021
Size:	$500,000,000
Pricing Date:	November 8, 2011
Settlement Date:	November 14, 2011
Maturity Date:	November 15, 2021
Coupon:	3.25%
Interest Payment Dates:	May 15 and November 15, commencing May 15, 2012
Interest Payment Record Dates:	May 1 and November 1
Price to Public:	99.670%
Benchmark Treasury:	2.125% due August 15, 2021
Benchmark Treasury Price:	100-10
Benchmark Treasury Yield:	2.089%
Spread to Benchmark Treasury:	+ 120 bps
Yield:	3.289%
Optional Redemption:	At any time before August 15, 2021 (three months prior to maturity), make-whole call at the greater of par or a discount rate of Treasury plus 20 bps
At any time on or after August 15, 2021 (three months prior to maturity), at par
CUSIP:	406216 AZ4
ISIN:	US406216AZ40
Denominations/Multiple:	$2,000 x $1,000

Joint Book-Running Managers:	Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
HSBC Securities (USA) Inc.
RBS Securities Inc.
Credit Suisse Securities (USA) LLC
Morgan Stanley & Co. LLC
Senior Co-Managers:	DnB NOR Markets, Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
Lloyds Securities Inc.
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC
Co-Managers:	Scotia Capital (USA) Inc.
Standard Chartered Bank
SMBC Nikko Capital Markets Limited

4.50% Senior Notes due 2041
Issuer:	Halliburton Company
Security:	4.50% Senior Notes due 2041
Size:	$500,000,000
Pricing Date:	November 8, 2011
Settlement Date:	November 14, 2011
Maturity Date:	November 15, 2041
Coupon:	4.50%
Interest Payment Dates:	May 15 and November 15, commencing May 15, 2012
Interest Payment Record Dates:	May 1 and November 1
Price to Public:	99.494%
Benchmark Treasury:	4.375% due May 15, 2041
Benchmark Treasury Price:	123-27
Benchmark Treasury Yield:	3.131%
Spread to Benchmark Treasury:	+140 bps
Yield:	4.531%

Optional Redemption:	At any time before May 15, 2041 (six months prior to maturity), make-whole call at the greater of par or a discount rate of Treasury plus 25 bps
At any time on or after May 15, 2041 (six months prior to maturity), at par
CUSIP:	406216 BA8
ISIN:	US406216BA89
Denominations/Multiple:	$2,000 x $1,000

Joint Book-Running Managers:	Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
HSBC Securities (USA) Inc.
RBS Securities Inc.
Credit Suisse Securities (USA) LLC
Morgan Stanley & Co. LLC

Senior Co-Managers:	DnB NOR Markets, Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
Lloyds Securities Inc.
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Co-Managers:	Scotia Capital (USA) Inc.
Standard Chartered Bank
SMBC Nikko Capital Markets Limited
Additional information relating to the Senior Notes due 2021 and Senior Notes due 2041 (collectively, the “Senior Notes”): Estimated net proceeds to Halliburton Company from the offering of the Senior Notes will be approximately $988 million, after deducting underwriting discounts and estimated expenses relating to the offering.
The issuer has filed a registration statement (including a prospectus) and related preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus supplement and the accompanying prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-877-858-5407, Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, HSBC Securities (USA) Inc. toll-free at 1-866-811-8049 or RBS Securities Inc. toll-free at 1-866-884-2071.

Annex A
List of Material Subsidiaries
Halliburton Energy Services, Inc.
DII Industries, LLC
Halliburton Affiliates, LLC
Halliburton International, Inc.
Kellogg Energy Services, Inc.

Annex B
[To Come]